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                                                                    EXHIBIT 4.4


                    COLLATERAL PLEDGE AND SECURITY AGREEMENT


                  This COLLATERAL PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement") is made and entered into as of July 7, 1998 by ALLEGIANCE TELECOM, INC., a Delaware corporation (the "Pledgor"), having its principal office at 1950 Stemmons Freeway, Suite 3026, Dallas, Texas 75207, in favor of THE BANK OF NEW YORK, a New York banking corporation, having an office at 101 Barclay Street, 21 West, New York, New York, 10286, as trustee (the "Trustee") for the holders (the "Holders") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture.

                              W I T N E S S E T H

                  WHEREAS, the Pledgor and The Bank of New York, as Trustee, have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing on the date hereof $205,000,000 in aggregate principal amount of 12 7/8% Senior Notes due 2008 (the "Notes"); and

                  WHEREAS, the Pledgor has agreed, pursuant to the Indenture, to (i) purchase or cause the purchase of Pledged Securities (as defined herein) in an amount that will be sufficient upon receipt of scheduled interest and principal payments in respect thereof to provide for the payment of the first six scheduled interest payments due on the Notes and (ii) place such Pledged Securities (as defined herein) (or cause them to be placed) in an account held by the Trustee for the benefit of Holders of the Notes; and

                  WHEREAS, to secure the obligations of the Pledgor under the Indenture and the Notes to pay in full each of the first six scheduled interest payments on the Notes and to secure repayment of the principal, premium (if any) and interest on the Notes in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full (collectively, the "Obligations"), the Pledgor has agreed (i) to pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Pledged Securities (as defined herein) and related collateral and (ii) to execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all the Obligations; and

                  WHEREAS, it is a condition precedent to the initial purchase of the Notes by the initial Holders thereof that the Pledgor shall have granted the security interest and made the pledge contemplated by this Pledge Agreement; and



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                  WHEREAS, unless otherwise defined herein or in the Indenture, terms used in Articles 8 or 9 of the Uniform Commercial Code ("UCC") as in effect in the State of New York are used herein as therein defined.

                                   AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the Holders of the Notes to purchase the Notes, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

                  SECTION 1. Pledge and Grant of Security Interest. The Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and hereby grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (hereinafter collectively referred to as the "Collateral"), whether characterized as investment property, general intangibles or otherwise: (a) the United States Treasury securities identified by CUSIP No. in Annex 1 to Exhibit A to this Pledge Agreement (the "Pledged Securities"), (b) any and all applicable security entitlements to the Pledged Securities, (c) The Bank of New York account in the name of "Allegiance Telecom Pledge A/C" (the "Pledge Account") established and maintained by the Trustee pursuant to this Pledge Agreement, (d) any and all related securities accounts in which security entitlements to the Pledged Securities are carried, (e) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Pledgor in substitution for or in addition to any or all the then existing Collateral, (f) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral, and (g) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (f) of this Section 1) and, to the extent not otherwise included, all cash in the Pledge Account.

                  SECTION 2. Security for Obligation. This Pledge Agreement and the grant of a security interest in the Pledged Securities and the Pledge Account hereunder secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations. Without limiting the generality of the foregoing, this Pledge Agreement and the grant of a security interest in the Pledged Securities and the Pledge Account hereunder secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Trustee or the Holders under the Notes or the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.



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                  SECTION 3. Maintaining the Pledge Account. So long as any
Obligation shall remain outstanding:

                  (a) The Pledgor will maintain separately the Pledge Account with The Bank of New York.

                  (b) It shall be a term and condition of the Pledge Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Pledge Account, and except as otherwise provided by the provisions of Section 5 and Section 15.9, that no amount shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person from the Pledge Account.

                  The Pledge Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

                  SECTION 4. Delivery of Collateral; Pledge Account; Interest.
(a) The Pledged Securities shall be pledged and transferred to the Trustee and the Trustee shall become the holder of a security entitlement to the Pledged Securities, through action by the Federal Reserve Bank of New York ("FRBNY"), The Bank of New York or another securities intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by FRBNY, The Bank of New York or such other securities intermediary (i) indicating by book-entry that the Pledged Securities or a security entitlement thereto has been credited to the Trustee's account, or (ii) acquiring the Pledged Securities or a security entitlement thereto for the Trustee and accepting the same for credit to a securities account of the Trustee.

                  (b) With respect to any Collateral that constitutes a security and is not represented or evidenced by a certificate or an instrument, the Pledgor shall cause the issuer thereof either (i) to register the Trustee as the registered owner of such security or (ii) to agree in writing with the Pledgor and the Trustee that such issuer will comply with instructions with respect to such security originated by the Trustee without further consent of the Pledgor, such agreement to be in form and substance reasonably satisfactory to the Trustee.

                  (c) With respect to any Collateral that constitutes a security entitlement, the Pledgor shall cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Trustee as having such security entitlement against such securities intermediary or (ii) to agree in writing with the Pledgor and the Trustee that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or



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         redemption of the financial asset to which the Pledgor has a security entitlement) originated by the Trustee without further consent of the Pledgor, such agreement to be in form and substance reasonably satisfactory to the Trustee.

                  (d) With respect to any Collateral that constitutes a securities account, the Pledgor will comply with subsection (c) of this Section 4 with respect to all security entitlements carried in such securities account.

                  (e) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Trustee of the Pledged Securities (or acquisition by the Trustee of any security entitlement thereto), as provided in subsection (a) of this Section 4, the Trustee shall establish the Pledge Account on its books as an account segregated from all other custodial or collateral accounts at its office at 101 Barclay Street, 21 West, New York, New York, 10286,
         Attention: Van Brown, Corporate Trust Administration. Upon transfer of the Pledged Securities to the Trustee (or the Trustee's acquisition of a security entitlement thereto), as confirmed to the Trustee by FRBNY, The Bank of New York or another securities intermediary, the Trustee shall make appropriate book entries indicating that the Pledged Securities and/or such security entitlements have been credited to and are held in the Pledge Account. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property held by the Trustee pursuant to this Pledge Agreement shall be held in the Pledge Account subject (except as expressly provided in Sections 5(a), (b), (c), (d) and (e) hereof) to the exclusive dominion and control of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

                  (f) All Collateral shall be retained in the Pledge Account pending disbursement pursuant to the terms hereof.

                  (g) Concurrently with the execution and delivery of this Pledge Agreement, the Trustee is delivering to the Pledgor and Morgan Stanley & Co. Incorporated a duly executed Notification and Control Agreement ("Control Agreement"), in the form of Exhibit A hereto, executed by an officer of the Trustee, confirming the Trustee's establishment and separate maintenance of the Pledge Account, its receipt and holding of the Pledged Securities or any security entitlement thereto and the crediting of the Pledged Securities or such security entitlements to the Pledge Account, all in accordance with this Pledge Agreement.

                  (h) Concurrently with the execution and delivery of this Pledge Agreement, the Pledgor is delivering to the Trustee acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date under the UCC of



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         the States of New York and Texas, covering the Collateral described in this Pledge Agreement.

                  SECTION 5. Disbursements. (a) Three business days prior to the due date of any of the first six scheduled interest payments on the Notes, the Pledgor may, pursuant to written instructions given by the Pledgor to the Trustee (an "Issuer Order"), direct the Trustee to release from the Pledge Account and pay to the Holders of the Notes proceeds sufficient to provide for payment in full of such interest then due on the Notes. Upon receipt of an Issuer Order, the Trustee will release funds in an amount sufficient to provide for the payment of the interest on the Notes in accordance with such Issuer Order and the payment provisions of the Indenture to the Holders of the Notes from (and to the extent of) proceeds of the Pledged Securities in the Pledge Account. If no such Issuer Order is issued by the Pledgor, the Trustee will act as if it had received an Issuer Order for the payment in full of the interest then due from the Pledge Account. Nothing in this Section 5 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

                  (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Collateral is security from a source of funds other than the Pledge Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment, direct the Trustee pursuant to an Issuer Order to release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee") proceeds from the Pledge Account in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt by the Trustee of such Issuer Order and provided the Trustee has received such interest payment, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Pledge Account as soon as practicable.

                  (c) If at any time the principal of and interest on the Pledged Securities exceeds 100% of the amount sufficient, in the written opinion of a nationally recognized firm of independent accountants selected by the Pledgor and delivered to the Trustee, to provide for payment in full of the remaining first six scheduled interest payments due on the Notes, the Pledgor may direct the Trustee to release any such excess amount to the Pledgor or to the Pledgor's Designee. Upon receipt of an Issuer Order (which shall include a certificate from such nationally recognized firm of independent accountants stating the amount by which the Pledged Securities exceeds the amount required to be held in the Pledge Account) the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, any such excess amount.

                  (d) Upon payment in full of the first six scheduled interest payments on the Notes, the security interest in the Collateral evidenced by this Pledge Agreement will automatically terminate and be of no further force and effect and the Collateral shall promptly be paid over and transferred to the Pledgor. Furthermore, upon the release of



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         any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to Holders as payment of interest or otherwise, the security interest evidenced by this Pledge Agreement in such released Collateral will automatically terminate and be of no further force and effect and the Trustee shall deliver such documents as may be necessary to discharge any security interest with respect to the Collateral under the UCC.

                  (e) At least three Business Days prior to the due date of each of the first six scheduled interest payments on the Notes, the Pledgor may give the Trustee notice (by Issuer Order) as to whether such interest payment will be made pursuant to Section 5(a) or 5(b) above and the respective amounts of interest that will be paid from the Pledge Account and from Pledgor Funds. Any Pledgor Funds to be used to make any interest payment shall be delivered to the Trustee, in immediately available funds, at or prior to 10:00 a.m. (New York City time) on such interest payment date. If no such Issuer Order is given or such Pledgor Funds have not been so delivered, the Trustee will act pursuant to Section 5(a) above as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due from the Pledge Account.

                  (f) The Trustee shall liquidate Collateral in the Pledge Account (pursuant to written instructions from Pledgor) in order to make any scheduled payment of interest unless there are sufficient funds in the Pledge Account on such interest payment date.

                  (g) Nothing contained in this Pledge Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any security entitlement to the Pledged Securities or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any such security entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to the Pledged Securities, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Pledgor's rights under this Pledge Agreement as the beneficial owner of collateral pledged to and subject to the exclusive dominion and control (except as expressly provided in Sections 5(a), (b) and (c) hereof) of the Trustee in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Trustee holds a security to the Pledged Securities solely as Trustee for the Holders of the Notes and not as a securities intermediary.



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                  SECTION 6. Representations and Warranties. The Pledgor hereby represents and warrants that:

                  (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the certificate of incorporation of the Pledgor or any agreement or other instrument binding upon the Pledgor or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement.

                  (b) No consent of any other person and no approval, authorization, order of, action by or qualification with, any governmental authority, regulatory body, agency or other third party is required, other than such consents, approvals, authorizations, orders, actions or qualifications that have been received, (i) for the execution, delivery or performance by the Pledgor of its obligations under this Pledge Agreement, (ii) for the grant by the Pledgor of the security interest created hereby, for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or (iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

                  (c) The Pledgor is the beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests created by this Pledge Agreement). No financing statement or instrument similar in effect covering all or any part of the Pledgor's interest in the Pledged Securities is on file in any public or recording office, other than the financing statements filed pursuant to this Pledge Agreement. The Pledgor has no trade names.

                  (d) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in
         Section 12(d), Section 15.11 and Section 15.15 hereof may be limited by applicable law.



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                  (e) Upon the delivery to the securities intermediary of the certificates, if any, representing the Pledged Securities, any filing of financing statements required by the UCC and notation on the records of the securities intermediary that it holds the Pledged Securities as pledgee, the pledge and grant of a security interest in the Collateral pursuant to this Pledge Agreement for the benefit of the Trustee and the Holders of the Notes creates a valid and perfected first priority security interest in such Collateral, securing the payment of the Obligations enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Collateral from the Pledgor).

                  (f) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

                  (g) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

                  (h) No Event of Default (as defined herein) exists.

                  SECTION 7. Further Assurances. (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will, promptly upon request by the Trustee, execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, all in form and substance satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that may be necessary or, in the reasonable opinion of the Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee) or to effect the purposes of this Pledge Agreement.

                  (b) The Pledgor hereby authorizes the Trustee to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). A photocopy or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.



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                  (c) The Pledgor will promptly pay all costs incurred in
         connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

                  SECTION 8. Covenants. The Pledgor covenants and agrees with the Trustee and the Holders of the Notes that from and after the date of this Pledge Agreement until the earlier of payment in full in cash of (x) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (y) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment in full of the first six scheduled interest payments on the Notes:

                  (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the security interests granted under this Pledge Agreement and any Lien created by or arising through the Trustee); and

                  (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

                  SECTION 9. Power of Attorney. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact (with full power of substitution), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to the extent permitted by law upon and at any time after the occurrence and during the continuance of an Event of Default (as defined herein):

                  (a) to collect the proceeds of any Collateral;

                  (b) to convey any item of Collateral to any purchaser thereof as specified herein;



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                                       10

                  (c) to give any notices or records of any Liens pursuant to
         Section 7 hereof; and

                  (d) to pay or discharge taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand;

provided, however, that the Trustee shall have no obligation to perform any of the foregoing actions. The Trustee's authority under this Section 9 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other reasonable actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

                  SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Trustee hereunder are solely to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for its own account, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment.

                  SECTION 11. Indemnity. The Pledgor shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's performance as Trustee under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, negligence or



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                                       11

wilful misconduct of such indemnified person. The obligations of the Pledgor under this Section 11 shall survive the termination of this Agreement.

                  SECTION 12. Remedies Upon Event of Default. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Pledge Agreement as an "Event of Default") shall have occurred and be continuing:

                  (a) The Trustee and the Holders of the Notes may exercise, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time or to exercise any other remedy given to it under the Indenture, may hire investment advisers or other experts, and may cause the sale of the Collateral or any part thereof in one or more parcels at any broker's board or at public or private sale, in one or more sales or lots, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, at such price or prices as the Trustee or any such investment adviser or other expert reasonably may deem best, and upon such other terms as the Trustee or any such investment adviser or other expert may deem commercially reasonable. Unless any of the Collateral threatens, in the reasonable judgment of the Trustee or any such investment adviser or other expert, to decline speedily in value or is or becomes of a type sold in a recognized market, which shall be deemed to include the Pledged Securities, the Trustee will give at least ten business days' notice to the Pledgor in accordance with Section 15.1 of the time and place of any public sale or the time after which any private sale is to be made. The Trustee shall not be obligated to cause any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All reasonable expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

                  (b) All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the reasonable discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to Section 13) in whole or in part by the Trustee for the ratable benefit of the Holders of the Notes against, all or any part of the Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Obligations shall promptly be paid over to the Pledgor or to whomsoever may be entitled to receive such surplus as ordered by a court of competent jurisdiction.

                  (c) The Trustee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations against the Pledge Account or any part thereof.

                  (d) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                  SECTION 13. Expenses. The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee, that the Trustee may incur in connection with (a) the review, negotiation and administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

                  SECTION 14. Security Interest Absolute. All rights of the Trustee and the Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Indenture or Notes or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

                  (c) any taking, exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Pledgor;

                  (e) any change, restructuring or termination of the corporate structure or existence of the Pledgor; or

                  (f) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

                  SECTION 15. Miscellaneous Provisions.

                  Section 15.1. Notices. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

                  if to the Pledgor:

                           Allegiance Telecom, Inc.
                           1950 Stemmons Freeway
                           Suite 3026
                           Dallas, Texas 75207
                           Fax: (214) 853-7110
                           Attention:  Chief Financial Officer

                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street
                           21 West
                           New York, New York 10286
                           Fax:  (212) 815-5915
                           Attention: Van Brown, Corporate Trust Administration

All such notices and other communications shall, when mailed, delivered or telecopied, respectively, be effective three business days after deposit in the mails, when delivered or telecopied, respectively, addressed as aforesaid.

                  Section 15.2. No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

                  Section 15.3. Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

                  Section 15.4. Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 15.5. Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  Section 15.6. Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

                  Section 15.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  Section 15.8. Interpretation of Agreement. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  Section 15.9. Continuing Security Interest; Termination. (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Pledge Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Pledge Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

                  (b) This Pledge Agreement (other than Pledgor's obligations under Sections 11 and 13) shall terminate upon the payment in full in cash of the Obligations. At such time, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture and take all actions that are necessary to release the security interest created by this Pledge Agreement in and to the Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgor.

                  Section 15.10. Survival of Representations and Covenants. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement.

                  Section 15.11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                  Section 15.12. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

                  (b) The Pledgor acknowledges that the rights, privileges, immunities, protections and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

                  Section 15.13. Final Expression. This Pledge Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. In the event of a conflict between this Agreement and the Indenture, the terms of the Indenture shall control.

                  Section 15.14. Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 6.07 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

                  Section 15.15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE

PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (b) THE PLEDGOR HEREBY APPOINTS LOEB & LOEB LLP, 345 PARK AVENUE, NEW YORK, NY 10154 AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT AND FOR ACTIONS BROUGHT UNDER U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK AND AGREES TO SUBMIT TO THE JURISDICTION OF ANY SUCH COURT.

                  (c) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (d) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER OF NOTES NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT OR THE INDENTURE) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF

NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF THE NOTES ON THE OTHER HAND.

                  IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.


                                       Pledgor:

                                       ALLEGIANCE TELECOM, INC.


                                       By:       /s/ Royce J. Holland
                                          -----------------------------------
                                          Name:      Royce J. Holland
                                          Title: Chairman and Chief Executive
                                                         Officer


                                       Trustee:

                                       THE BANK OF NEW YORK


                                       By:       /s/ Walter N. Gitlin
                                          -----------------------------------
                                          Name:      Walter N. Gitlin
                                          Title:      Vice President

                                                                      EXHIBIT A

                       NOTIFICATION AND CONTROL AGREEMENT


                  THIS NOTIFICATION AND CONTROL AGREEMENT (the "Agreement") dated as of July 7, 1998 between Allegiance Telecom, Inc. (the "Pledgor") and The Bank of New York, a New York banking corporation, in its capacity as trustee (the "Trustee") and in its capacity as a bank (the "Bank") at which the Pledgor maintains the Pledge Account (as defined herein).

                  A. The Pledgor has granted to the Trustee a security interest in certain U.S. Treasury securities and security entitlements related thereto (the "Pledged Securities") maintained by the Pledgor with the Bank and carried in an account in the name of "Allegiance Telecom Pledge A/C" (the "Pledge Account") and all additions thereto and substitutions and proceeds thereof (collectively, the "Collateral"), pursuant to, and as more particularly described in, a Collateral Pledge and Security Agreement dated as of July 7, 1998 between the Pledgor and the Trustee (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"; terms defined in the Pledge Agreement and not otherwise defined herein are used herein as therein defined).

                  B. Terms defined in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") are used in this Agreement (including, without limitation, paragraph A above) as defined in Articles 8 or 9, respectively, of the UCC.

                  C. Pursuant to the Pledge Agreement, the Trustee has required the execution and delivery of this Agreement.

                  NOW, THEREFORE, for valuable consideration and intending to be legally bound, the parties hereto agree and acknowledge as follows:

                  1. NOTICE OF SECURITY INTEREST. The Pledgor and Trustee are entering into this Agreement to perfect, and confirm the first priority lien of, the Trustee's security interest in the Collateral. The Bank agrees to promptly make all necessary entries or notations in its books and records to reflect the Trustee's security interest in the Collateral and to apply any value distributed on account of any Pledged Securities as directed by the Trustee without further consent from the Pledgor. The Bank acknowledges that the Trustee has control over the Pledge Account and all Pledged Securities contained therein from time to time.

                  2. SEPARATE PLEDGE ACCOUNT; TRUSTEE REPRESENTATIONS AND WARRANTIES. (a) The Trustee hereby instructs the Bank, and the Bank hereby confirms and agrees that, unless the Trustee shall otherwise direct the Bank in writing, (i) the Pledge Account is to be maintained separately at all times and (ii) the Pledged Securities shall be carried only in the Pledge Account.

                  (b) The Trustee hereby represents and warrants that it has acquired its security interest in, and security entitlement to, the Collateral for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Collateral is not, to the Trustee's knowledge, subject to any Lien granted by the Trustee in favor of any securities intermediary (including, without limitation, the Bank or the Federal Reserve Bank of New York) and the Trustee has not caused or permitted the Collateral to become subject to any Lien created by or arising through the Bank.

                  3. CONTROL. The Bank hereby agrees, upon written direction from the Trustee and without further consent from the Pledgor, (a) to comply with all instructions, entitlement orders and directions of any kind originated by the Trustee concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Trustee and pay over to the Trustee all proceeds and other value therefrom or otherwise distributed with respect thereto without any set off or deduction, and (b) except as otherwise directed by the Trustee, not to comply with the instructions or directions of the Pledgor or any other person.

                  4. OTHER AGREEMENTS; TERMINATION; SUCCESSOR TRUSTEES. The Bank shall simultaneously send to the Trustee copies of all notices given and statements rendered pursuant to the Pledge Account. So long as the Pledge Agreement remains in effect, neither the Pledgor nor the Bank shall terminate the Pledge Account without thirty (30) days' prior written notice to the other party and the Trustee. In the event of any conflict between the provisions of this Agreement and any other agreement governing the Pledge Account, the provisions hereof shall control. In the event the Trustee no longer serves as Trustee for the Collateral, the Pledge Account and Pledged Securities carried therein shall be transferred to a successor trustee satisfactory to the Trustee, provided that prior to such transfer, such successor trustee executes an agreement that is in all material respects the same as this Agreement or is otherwise in form and substance satisfactory to the Trustee.

                  5. INDEMNITY. The Pledgor shall indemnify and hold the Trustee and the Bank harmless from any and all losses, claims, damages, liabilities, expenses and fees, including reasonable counsel fees, resulting from the execution of or performance under this Agreement and delivery by the Trustee of all or any part of the Collateral to the Bank pursuant to this Agreement, except claims, losses or liabilities resulting from the Trustee's or the Bank's negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction. This indemnification shall survive the termination of this Agreement.

                  6. PROTECTION OF BANK. Except as required by Paragraph 3 hereof, the Bank shall have no duty to determine that the amount and form of assets constituting Collateral comply with any applicable requirements. The Bank may rely and shall be protected in acting upon any notice, instruction, or other communication which it reasonably believes to be genuine and authorized.

                  7. TERMINATION/RELEASE OF COLLATERAL. This Agreement shall terminate automatically upon receipt by the Bank of written notice executed by two officers of the Trustee holding titles of Vice President or higher that (a) all of the obligations secured by the Collateral have been satisfied, or (b) all of the Collateral has been released, whichever is sooner, and the Bank shall thereafter be relieved of all duties and obligations hereunder.

                  8. WAIVER AND SUBORDINATION OF RIGHTS. The Bank hereby waives its right to set off any obligations of the Pledgor to the Bank against any or all assets held by the Trustee as Collateral, and hereby agrees that any and all liens, encumbrances, claims or security interests which the Bank may have against the Collateral, either now or in the future are and shall be subordinate and junior to the prior payment in full of all obligations of the Pledgor now or hereafter existing under the Indenture, Notes and all other documents related thereto whether for principal, interest (including, without limitation, interest, as provided in the Notes, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise. The Bank will not agree with any third party that the Bank will comply with any instructions or directions of any kind concerning the Collateral originated by such third party without the prior written consent of the Trustee. Except for the claims and interests of the Trustee and the Pledgor in the Collateral, the Bank does not know of any claim to or security interest or other interest in the Collateral.

                  9. EXPENSES. The Pledgor shall pay all fees, costs and expenses (including reasonable fees and expenses of counsel) of enforcing the Bank's rights and remedies upon any breach (by the Trustee or the Pledgor) of any of the provisions of this Agreement.

                  10. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the Pledgor's and the Trustee's addresses as set forth in the Pledge Agreement, and to the Bank's address as set forth below, or to such other address as any party may give to the others in writing for such purpose.

                  11. CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom will be effective unless made in writing signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  12. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  13. COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts (including by facsimile transmission), but all such copies shall constitute one and the same instrument.

                  14. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                  15. GOVERNING LAW AND JURISDICTION. This Agreement has been delivered to and accepted by the Trustee and will be deemed to be made in the State of New York. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereby irrevocably submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction and venue of the courts of the State of New York, the courts of the United States of America in New York, and appellate courts from any thereof.

                  16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              PLEDGOR:

                              ALLEGIANCE TELECOM, INC.

                              By:
                                 ----------------------------------------------

                              Name:
                                   --------------------------------------------

                              Title:
                                   --------------------------------------------

                              TRUSTEE:

                              THE BANK OF NEW YORK, as Trustee

                              By:
                                 ----------------------------------------------

                              Name:
                                   --------------------------------------------

                              Title:
                                   --------------------------------------------

BANK'S ADDRESS FOR            BANK:
NOTICES:

                              BANK OF NEW YORK


101 Barclay Street            By:
21 West                          ----------------------------------------------
New York, NY 10286
                              Name:
                                   --------------------------------------------

                              Title:
                                    -------------------------------------------
Attention:  Van Brown,
            Corporate Trust Administration

Facsimile Number:  (212) 815-5917

                                    ANNEX 1


                               Pledged Securities



Security                 CUSIP No.               Coupon (%)              Maturity                 Amount
--------                 ---------               ----------              --------                 ------
United States            912820AQ0               0                       11/15/98                 $9,385,000
Treasury
United States            912820AS6               0                       05/15/99                 $13,197,000
Treasury
United States            912820AU1               0                       11/15/99                 $13,197,000
Treasury
United States            912820AW7               0                       05/15/00                 $13,197,000
Treasury
United States            912827AY3               0                       11/15/00                 $13,197,000
Treasury
United States            912820BA4               0                       05/15/01                 $13,197,000
Treasury